Exhibit 4.2

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (1) NOT MATERIAL AND (II)  OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on May 3, 2024 (the “Effective Date”), by and among:

1.	Zenas BioPharma, Inc., a Delaware corporation (formerly Zenas BioPharma (Cayman) Limited) (the “Company”);

2.	Zenas BioPharma (HK) Limited, a limited liability company organized under the Laws of Hong Kong (the “HKCo”);

3.	Shanghai Zenas Biotechnology Co., Ltd., a wholly foreign owned enterprise incorporated under the Laws of the PRC (the “WFOE”);

4.	Zenas BioPharma (USA) LLC, a limited liability company organized under the Laws of Delaware (“U.S. LLC”, collectively with the Company, the HKCo, the WFOE and any direct or indirect Subsidiary of the Company that has been established or will be established after the date hereof the “Group Companies”, and individually, a “Group Company”);

5.	each holder of Common Stock listed on Schedule I hereto (each, an “Common Shareholder” and collectively, the “Common Shareholders”); and

6.	each holder of Preferred Stock listed on Schedule II hereto (each, an “Investor” and collectively, the “Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, certain of the Investors and the Company are parties to that certain Third Amended and Restated Shareholders Agreement dated as of August 22, 2023 by and among the Company, HKCo, U.S. LLC, the Common Shareholders and such Investors (the “Prior Shareholders Agreement”);

WHEREAS, the Prior Shareholders Agreement may be amended, and any provision therein waived, with the consent of the Company and the Requisite Holders (as such term is defined in the Prior Shareholders Agreement); and

WHEREAS, certain of the Investors are parties to that certain Series C Preferred Stock Purchase Agreement, dated as of May 3, 2024, by and among the Company and such Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by the undersigned parties.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree that the Prior Shareholders Agreement should be superseded and replaced in its entirety by this Agreement, and the Parties hereto further agree as follows:

1.            Definitions and Interpretation.

The following terms shall have the meanings ascribed to them below:

1.1            “Accounting Standards” means the generally accepted accounting principles in the United States, applied on a consistent basis, or such other accounting principles as may be approved by the Board from time to time.

1.2            “Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, grievance, inquiry or other or proceeding, whether administrative, civil, regulatory or criminal, whether at law or in equity, or otherwise under any applicable Law, and whether or not before any mediator, arbitrator or Governmental Authority.

1.3            “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person. In the case of an Investor that is an investment fund, the term “Affiliate” also includes (a) any of such Investor’s general partners or limited partners holding more than fifty percent (50%) of the limited partnership interests in such Investor and (b) any other investment fund whose primary investment advisor is the primary investment advisor of such Investor.

1.4            “Anti-Corruption Laws” means all anti-corruption and anti-bribery laws and regulations, including, without limitation, the applicable Laws and regulations of the PRC, the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption Laws and Laws for the prevention of fraud, racketeering, money laundering or terrorism.

1.5            “Applicable Securities Laws” means (a) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities Laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (b) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

1.6            “Associate” means, with respect to any Person, (a) a corporation or organization (other than the Group Companies) of which such Person is a director, officer or partner or is, directly or indirectly, the record or beneficial owner of ten percent (10%) or more of any class of Equity Securities of such corporation or organization, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (c) any parent, sibling, child or spouse of such Person.

1.7            “Auditor” means the Person for the time being performing the duties of auditor of the Company (if any), who shall be one of the “Big Four” international accounting firms or such other reputable auditor as approved in accordance with Section 11.3 hereof.

1.8            “Board” or “Board of Directors” means the board of directors of the Company.

1.9            “Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in Delaware, Massachusetts or New York.

1.10            “Bylaws” means the Bylaws of the Company, as may be amended and/or restated from time to time.

1.11            “CEO Director” has the meaning set forth in the Certificate of Incorporation.

1.12            “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as may be amended and/or restated from time to time.

1.13            “Charter Documents” means, with respect to a particular legal entity, the articles of association, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

1.14            “Closing” has the meaning set forth in the Purchase Agreement.

1.15            “Commission” means (a) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (b) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

1.16            “Common Director” has the meaning set forth in the Certificate of Incorporation.

1.17            “Common Stock Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for shares of Common Stock or other share capital of the Company, including without limitation, shares of Preferred Stock.

1.18            “Common Stock” means shares of the Company’s Common Stock, par value US$0.0001 per share.

1.19            “Confidential Information” means all terms and conditions of the Transaction Documents, and all oral, written and/or tangible technical, financial, business and/or other information of whatever kind that is confidential, proprietary and/or not generally available outside of the Company and its Affiliates, including, without limitation, (a) patents and patent applications, (b) trade secrets and know-how, (c) proprietary and confidential information, ideas, gene sequences, cell lines, samples, media, chemical compounds, assays, biological materials, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products of the Company and its Affiliates (such as information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans and information regarding third parties).  Confidential Information shall not include any information or knowledge which: (x) is in the public domain other than by a recipient’s breach of this Agreement; (y) is disclosed to a recipient lawfully by a third party who is not under any obligation of confidentiality, either by Contract or by Law; or (z) is now or hereafter becomes generally known in the industry of the Company other than by a recipient’s breach of this Agreement.

1.20            “Contract” means a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

1.21            “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

1.22            “Delos Capital” means Delos Capital Fund III, LP.

1.23            “Director” means a director serving on the Board.

1.24            “Enavate Sciences” means Zebra Aggregator, LP.

1.25            “Equity Plan” means any equity incentive, purchase or participation plan, employee stock option plan or similar plan of the Company.

1.26            “Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

1.27            “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.28            “Fairmount” means Fairmount Healthcare Fund II LP.

1.29            “Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

1.30            “Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

1.31            “Governmental Authority” means any government of any nation, federation, province, state or locality or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

1.32            “Government Official” means any Person employed by or acting on behalf of a government, government-controlled entity or public international organization; any political party, party official or candidate; any Person who holds or performs the duties of an appointment, office or position created by custom or convention; and any Person who holds himself out to be the authorized intermediary of any of the foregoing.

1.33            “Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

1.34            “Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their Permitted Transferees that become parties to this Agreement from time to time.

1.35            “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

1.36            “Indebtedness” of any Person means, without duplication, each of the following of such Person: (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations that are capitalized in accordance with the Accounting Standards, (g) all obligations under banker’s acceptance, letter of credit or similar facilities, (h) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (i) all obligations in respect of any interest rate swap, hedge or cap agreement, and (j) all guarantees issued in respect of any Indebtedness of another Person where such Indebtedness is of the nature described in clauses (a) through (j) above, but only to the extent of the Indebtedness guaranteed.

1.37            “Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

1.38            “Intellectual Property” means any and all (a) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (b) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (c) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (d) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (e) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (f) the goodwill symbolized, associated with or represented by the foregoing.

1.39            “IPO” means the first underwritten registered public offering by the Company of its Common Stock pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act (or another Governmental Authority having jurisdiction for a public offering in a securities exchange outside of the United States).

1.40            “Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, act, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

1.41            “Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, Law or equity.

1.42            “Longitude” means, collectively, Longitude Venture Partners IV, L.P. and Longitude Prime Fund, L.P.

1.43            “NEA” means, collectively, NEA 18 Venture Growth Equity, L.P. and NEA Ventures 2024, L.P.

1.44            “Norwest” means Norwest Venture Partners XVI, LP.

1.45            “Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

1.46            “PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, Macao Special Administrative Region and Taiwan.

1.47            “Preferred Stock” means the Series Seed Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

1.48            “Qualified Board Majority” means a simple majority of the votes of all Directors then in office, including at least (a) one (1) of the Series Seed/Series A Director and the CEO Director, (b) one (1) Series B Director and (c) one (1) Series C Director (for so long as the parties entitled to appoint such directors retain such appointment rights).

1.49            “Qualified IPO” means a firm commitment underwritten public offering of shares of Common Stock (or securities representing such shares of Common Stock) of the Company (or an Affiliate of the Company approved by the Requisite Holders) in the United States on the New York Stock Exchange or the Nasdaq Global Market pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or on such other internationally recognized stock exchange approved in writing by the Requisite Holders, managed by a lead underwriter of international standing reasonably acceptable to the Requisite Holders, with aggregate proceeds to the Company (net of expenses) of not less than US$100,000,000.

1.50            “Quan” means Quan Venture Fund II, L.P.

1.51            “Recapitalization” means any reorganization, restructuring, reclassification or other similar event by the Company of its capital structure.

1.52            “Registrable Securities” means (a) with respect to the demand registration as provided in Section 2 and the piggyback registrations as provided in Section 3, (i) the shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock and (ii) any shares of Common Stock issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the foregoing, and (b) with respect to the piggyback registrations as provided in Section 3 hereof only, the issued shares of Common Stock (and for the avoidance of doubt, the term “Registrable Securities” in anywhere else of this Agreement other than in Section 3 shall not include any issued shares of Common Stock); excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 13.3 and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

1.53            “Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

1.54            “Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

1.55            “Related Party” means any Affiliate, officer, director, employee or shareholder of any Group Company and any Affiliate or Associate of any of the foregoing.

1.56            “Requisite Holders” means the holders of at least sixty percent (60%) of the voting power of the issued and outstanding shares of Preferred Stock, voting together as a single class.

1.57            “Sale Event” means one or a series of related transactions with the effect of (a) a change in ownership of more than fifty percent (50%) of the issued and outstanding Equity Securities of the Company (calculated on a fully-diluted basis); (b) a merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person; or (c) the sale of all or substantially all assets of the Company or any other Group Company.

1.58            “Securities Act” means the United States Securities Act of 1933, as amended.

1.59            “Series A Preferred Stock” means shares of the Series A Preferred Stock of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Certificate of Incorporation.

1.60            “Series A Majority Holders” means the holders of a simple majority of the voting power of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock.

1.61            “Series B Director” has the meaning set forth in the Certificate of Incorporation.

1.62            “Series B Preferred Stock” means shares of the Series B Preferred Stock of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Certificate of Incorporation.

1.63            “Series C Director” has the meaning set forth in the Certificate of Incorporation.

1.64            “Series C Preferred Stock” means shares of the Series C Preferred Stock of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Certificate of Incorporation.

1.65            “Series Seed Preferred Stock” means shares of the Series Seed Preferred Stock of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Certificate of Incorporation.

1.66            “Series Seed/Series A Director” has the meaning set forth in the Certificate of Incorporation.

1.67            “Shareholder” means a holder of any Shares.

1.68            “Shares” means the Common Stock and the Preferred Stock.

1.69            “SPAC” means (1) a special purpose acquisition corporation, (2) a blank check company, (3) any similar development stage company, that, in the case of any of the entities identified in clauses (1)-(3), was newly-formed for the purpose of raising capital and completing a business combination transaction with another entity and which does not have material business operations or hold material assets other than cash, or (4) any Subsidiary of any of the entities identified in clauses (1)-(3), and (5) in the case of clauses (1)-(3), the Equity Securities of such entity are publicly listed in the United States on the New York Stock Exchange or the Nasdaq Global Market pursuant to an effective Registration Statement under the Securities Act, or on such other internationally recognized stock exchange approved in writing by the Requisite Holders.

1.70            “SR One” means, collectively, SR One Capital Fund II Aggregator, LP., SR One Capital Opportunities Fund I, LP and AMZL, LP.

1.71            “Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

1.72            “Tax” means any and all federal, state, local or foreign taxes, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, customs, duties, unemployment, excise, severance, stamp, occupation, property, property transfer and estimated taxes, together with any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto.

1.73            “Transaction Documents” has the meaning set forth in the Purchase Agreement.

1.74            “Transfer” means, with respect to any Equity Securities, sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of in any way or otherwise grant any interest or right thereto.

1.75            “US” means the United States of America.

1.76            “Vivo Capital” means Vivo Innovation Fund II Holdings, L.P.

1.77            “Wellington” means Wellington Biomedical Innovation Master Investors (Cayman) I L.P.

1.78            “WuXi” means, collectively, WuXi Biologics HealthCare Venture and WuXi PharmaTech Healthcare Fund I L.P.

1.79            Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

AAA	Section 13.5
Acting Improperly	Section 12.1(a)(i)
Additional Number	Section 7.4(b)
Additional Transfer Notice	Section 9.3(a)(ii)
Agreement	Preamble
Annual Budget	Section 8.1(f)
Approved Annual Budget	Section 11.3(a)
CEO Director	Section 10.1(g)
Common Shareholder or Common Shareholders	Preamble
Company	Preamble
Company Representatives	Section 12.1(a)
Deed of Adherence	Section 13.3
Deemed Liquidation Event	Section 7.6
Delos Capital Observer	Section 10.2(f)
Disclosing Party	Section 12.4(a)
Drag-Along Notice	Section 9.7
Drag-Along Sale	Section 9.7
Drag-Along Seller	Section 9.7
Effective Date	Preamble
Enavate Observer	Section 10.2(b)
Exempt Registrations	Section 3.5
First Participation Notice	Section 7.4(a)
First Participation Period	Section 7.4(a)
Fully Participating Holder	Section 9.3(b)(ii)
Group Company or Group Companies	Preamble
HKCo	Preamble
Information Rights	Section 8.1(e)
Inspection Rights	Section 8.2
Investor or Investors	Preamble
Investor Counsel	Section 12.7
Longitude Observer	Section 10.2(c)
Major Investor	Section 8.1
New Securities	Section 7.3
NEA Observer	Section 10.2(h)
Norwest Observer	Section 10.2(g)
Observers	Section 10.2(i)
Offered Shares	Section 9.2
Overallotment Notice	Section 9.3(b)(ii)
Oversubscription Participants	Section 7.4(b)
Participating Co-Sale Holder	Section 9.4(a)
Participating ROFR Holder	Section 9.3(b)(i)
Participating Holder Notice	Section 9.3(b)(i)
Participating Holder Overallotment Notice	Section 9.3(b)(ii)
Participating Rights Holders	Section 7.4(a)
Party or Parties	Preamble
Permitted Transfer	Section 9.6
Permitted Transferee	Section 9.6
Preemptive Right	Section 7.1
Prior Shareholders Agreement	Recital
Pro Rata Share	Section 7.2
Purchase Agreement	Preamble
Quan Observer	Section 10.2(d)
Remaining Shares	Section 9.3(a)(ii)

Requisite Holders	Recital
Right of Co-Sale	Section 9.4(a)
Rights Holder	Section 7.1
Second Participation Notice	Section 7.4(b)
Second Participation Period	Section 7.4(b)
SR One Observer	Section 10.2(e)
Subject Holders	Section 9.3(a)(ii)
Tellus	Section 13.10
Transfer	Section 9.1
Transfer Notice	Section 9.2
Transfer Restriction Period	Section 9.1
Transferor	Section 9.1
Unsubscribed Shares	Section 9.3(b)(ii)
U.S. LLC	Preamble
Violation	Section 5.1(a)
WFOE	Preamble
Waived Investor	Section 13.10

1.80            Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (a) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (c) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (f) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (g) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (h) the term “or” is not exclusive, (i) the term “including” will be deemed to be followed by “, but not limited to,” (j) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (k) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (l) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Certificate of Incorporation, (m) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (n) references to Laws include any such Law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, (o) the masculine, feminine, and neuter genders will each be deemed to include the others, (p) the term “day” means “calendar day”, and “month” means calendar month and (q) all references to dollars or to “US$” are to currency of the United States of America (and shall be deemed to include reference to the equivalent amount in other currencies).

2.            Demand Registration.

2.1            Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (a) the third (3rd) anniversary of the Effective Date or (b) the date that is six (6) months after the consummation of an IPO, Holders holding twenty-five percent (25%) or more of the voting power of the then outstanding Registrable Securities held by all Holders (or a lesser percent if the anticipated aggregate offering price, net of selling expenses, would exceed $20 million for an offering other than an IPO) may request in writing that the Company effect a Registration on any internationally recognized exchange that is reasonably acceptable to such requesting Holder. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall not be obligated to consummate more than two (2) Registrations pursuant to this Section 2.1 that have been declared and ordered effective.

2.2            Registration on Form F-3 or Form S-3. At any time after the Company has been subject to the requirements of Section 12 or 15(d) of the Exchange Act for a period of at least twelve (12) months, the Company shall use its reasonable best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (a) promptly give written notice of the proposed Registration to all other Holders and (b) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 2.2.

2.3            Right of Deferral.

(a)            The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(i)            if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Common Stock within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(ii)            during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Common Stock of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(iii)            with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if such form is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an anticipated aggregate offering price to the public, net of selling expenses, of less than US$5,000,000; or

(iv)            in any jurisdiction in which the Company would be required to be qualified to do business or execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(b)            If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than sixty (60) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other Equity Securities during such period (except for Exempt Registrations).

2.4            Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided in this Section 2.4. All Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to fifty percent (50%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the Holders is allocated among all non-excluded Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such non-excluded Holders to be included; provided, that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be; provided, further, that if any Holder disapproves the terms of any underwriting, the Holder may also elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.            Piggyback Registrations.

3.1            Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2            Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3            Underwriting Requirements.

(a)            In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude up to seventy percent (70%) of the Registrable Securities requested to be Registered. The Company shall so advise all Holders of securities requesting Registration, and the number of shares of securities that are entitled to be included in the Registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities other than issued shares of Common Stock in such registration statement based on the pro rata percentage of the Registrable Securities (excluding issued Common Stock) held by such Holders, assuming conversion, (iii) third, to the Holders of issued shares of Common Stock requesting to include the shares of Common Stock issued to such Holders in such registration statement based on the pro rata percentage of the issued shares of Common Stock held by such Holders of issued shares of Common Stock, and (iv) fourth, to holders of all the other Equity Securities. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(b)            If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4            No Limitation. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.

3.5            Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (a) relating solely to the sale of securities to participants in a Company share plan or (b) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable) (collectively, “Exempt Registrations”).

4.            Registration Procedures.

4.1            Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a)            Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective and effective for the period of distribution contemplated thereby;

(b)            Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep such Registration Statement effective for the period specified in Section 4.1(a) above and to comply with the provisions of Applicable Securities Laws with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(c)            Furnish to the selling Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities covered by the Registration Statement;

(d)            Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business that it would not otherwise be required to qualify or file a general consent to service of process in any such jurisdictions;

(e)            In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(f)            Promptly notify each selling Holder under the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (i) the issuance of any stop order by the Commission, or (ii) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with Law, and at the request of any such selling Holder, promptly prepare and furnish to such selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and such prospectus, as supplemented or amended, shall comply with Law;

(g)            Furnish, at the request of any selling Holder, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the external counsel of reputable standing, representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering;

(h)            Otherwise comply with all applicable Law and rules and regulations of the Commission to the extent applicable to the Registration Statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(i)            Not, without the written consent of the holders of at least two-thirds (2/3rds) of voting power of the Registrable Securities covered by the Registration Statement, make any offer relating to the Registrable Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Securities Act;

(j)            Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration Statement; and

(k)            Take all necessary actions to list the Registrable Securities on the primary exchange on which the Company’s securities are or will be listed or traded.

4.2            Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3            Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company, with the understanding that the maximum aggregate amount for which the Company shall be responsible will not exceed US$100,000.

5.            Registration-Related Indemnification.

5.1            Company Indemnity.

(a)            In the event of a Registration under this Agreement, to the maximum extent permitted by Law, the Company will indemnify and hold harmless each selling Holder, such Holder’s partners, officers, employees, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder, legal counsel or underwriter, against any losses, claims, damages or liabilities (joint or several) to which such Person may become subject under Applicable Securities Laws or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws; provided, that the Company will not be liable in any such case if and to the extent any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Person in writing specifically for use in such Registration Statement (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto). The Company will reimburse, as incurred, each such Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or Action.

(b)            The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or Action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or Action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

(c)            The indemnity agreement contained in this Section 5.1 shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party under this Section 5.1 and shall survive the transfer of securities by such Holder or any indemnified party.

5.2            Holder Indemnity.

(a)            In the event of a Registration under this Agreement, to the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any such Person may become subject, under Applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or Actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with information furnished by such Holder in writing specifically for use in such Registration Statement (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto); and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or Action. No selling Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(b)            The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or Action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3            Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any Action (including any governmental Action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 except to the extent such failure is materially prejudicial to the indemnifying party’s ability to defend such Actions. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4            Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (i) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to the applicable Registration Statement; and (ii) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

5.5            Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6            Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.            Additional Registration-Related Undertakings.

6.1            Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a)            make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)            file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c)            at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed).

6.2            Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (a) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (b) to demand Registration of their Equity Securities, or (c) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3            “Market Stand-Off” Agreement. Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus or such longer period if required by the managing underwriter) (a) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned immediately prior to the date of the final prospectus relating to the IPO (other than those included in such offering), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (x) the forgoing provisions of this Section 6 shall apply only to the IPO and shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to share of Common Stock basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section 6, (y) this Section 6 shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Investors agree to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company shareholders that are subject to such agreements, based on the number of shares subject to such agreements.

6.4            Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate with respect to any Holder on the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144(b)(1)(i) of the Securities Act in any ninety (90) day period.

6.5            Exercise of Common Stock Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Common Stock Equivalents, have not been exercised, converted or exchanged, as applicable, for shares of Common Stock as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6            Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(a)            it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(b)            it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of shares of Common Stock unless arrangements have been made reasonably satisfactory to the Requisite Holders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed shares of Common Stock in lieu of such derivative securities.

7.            Preemptive Right.

7.1            General. The Company hereby grants to each holder of shares of Preferred Stock (and/or any of its designated Affiliates) (each such party, the “Rights Holder”) the right of first refusal to purchase such Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the Effective Date (the “Preemptive Right”).

7.2            Pro Rata Share. A Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of shares of Common Stock (including shares of Preferred Stock on an as-converted basis) held by such Rights Holder, to (b) the total number of shares of Common Stock (including shares of Preferred Stock on an as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3            New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(a)            any Equity Securities issued upon conversion or exercise of options, warrants, convertible securities existing as of the Effective Date;

(b)            any shares of Common Stock and/or options or warrants therefor issued (or issuable pursuant to such warrants or options) to the Group Companies’ employees, officers, directors, consultants or any other eligible beneficiaries qualified pursuant to an Equity Plan approved by the Qualified Board Majority;

(c)            any Equity Securities of the Company issued or issuable pursuant to a share subdivision, share dividend, combination, Recapitalization or other similar transaction of the Company, in each case, as approved in accordance with Section 11;

(d)            any Equity Securities of the Company issued pursuant to a Qualified IPO approved in accordance with Section 11;

(e)            any Equity Securities of the Company issued in connection with a bank financing, equipment leasing, licensing or strategic alliance arrangement, research, collaboration, development, OEM, or other similar agreement or strategic partnership, in any case, duly approved by the Qualified Board Majority in accordance with Section 11;

(f)            any Equity Securities issued to suppliers or third party service providers in connection with the provision of goods or services, or to licensors to the Company in connection with the licensing of Intellectual Property rights, pursuant to transactions duly approved by the Qualified Board Majority in accordance with Section 11;

(g)            any shares of Common Stock issued upon the conversion of shares of Preferred Stock; and

(h)            any Equity Securities that are otherwise excluded by written consent of the Requisite Holders.

For clarity, each of the foregoing that is subject to approval by the Board in accordance with Section 11.3 shall, in the event the matter or transaction at question is not covered by the express provisions of Section 11.3, for purposes of this Section 7.3 be deemed as subject to approval of the Qualified Board Majority.

7.4            Procedures.

(a)            First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to give written notice to the Company of its intention to purchase up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice stating therein and the number of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share) (the Rights Holders who have given such notice, the “Participating Rights Holders”). If any Rights Holder fails to so respond in writing within such ten (10) Business Day period, then such Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(b)            Second Participation Notice; Oversubscription. If any Rights Holder fails or declines to exercise its Preemptive Rights in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to Participating Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (a) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be reduced by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (i) the Additional Number and (ii) the product obtained by multiplying (x) the number of the remaining New Securities available for subscription by (y) a fraction, the numerator of which is the number of shares of Common Stock (including shares of Preferred Stock on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of shares of Common Stock (including shares of Preferred Stock on an as-converted basis) held by all the Oversubscription Participants.

(c)            Closing. For up to ten (10) Business Days following the expiration of the First Participation Period or, if applicable, the Second Participation Period, or such longer period as may be agreed by the Company and the Participating Rights Holders, the Company and the Participating Rights Holders shall negotiate in good faith and execute and deliver a purchase agreement and other customary documents for the issuance of New Securities consistent with the price and the general terms set forth in the corresponding First Participation Notice and providing for the closing of such issuance as of a date not less than ten (10) Business Days’ following the execution and delivery of such purchase agreement.

7.5            Failure to Exercise. Upon the expiration of the First Participation Period, or if applicable, Second Participation Period, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 7.

7.6            Termination. The Preemptive Right shall terminate immediately prior to the completion of a Qualified IPO or upon the closing of a Deemed Liquidation Event (as defined in the Certificate of Incorporation).

8.            Information Rights.

8.1            Delivery of Financial Statements. The Company shall, and shall cause the Group Companies to keep proper, complete and accurate books of account in US Dollars, in accordance with the Accounting Standards. All costs and expenses associated with the Company’s keeping of books of account or other financial records (whether through any third party service provider or not) will be borne by the Company. The Company shall have its accounts and those of the other Group Companies audited annually by the Auditor. All costs and expenses associated with the activities of the Auditor will be borne by the Company. The Company shall deliver to each Shareholder that holds, together with its Affiliates, at least 8,500,000 shares of Common Stock issued or issuable upon conversion of Preferred Stock (calculated on a fully diluted basis and as adjusted for any share split, share dividend, combination, or other recapitalization or reclassification effected after the date hereof) (each, a “Major Investor”) the following documents or reports (the “Information Rights”):

(a)            within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement, statement of cash flows and statement of shareholders equity for each Group Company for such fiscal year and a consolidated balance sheet for each Group Company as of the end of the fiscal year, in each case, (i) including a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Approved Annual Budget (as defined below) for such applicable fiscal year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (ii) complete with corresponding footnotes, audited and certified by an Auditor, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period;

(b)            within sixty (60) days of the end of each fiscal year of the Company, a consolidated unaudited income statement, statement of cash flows and statement of shareholders equity for such fiscal year and a consolidated balance sheet for each Group Company as of the end of such fiscal year, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes);

(c)            within forty-five (45) days of the end of each fiscal quarter of the Company, a consolidated unaudited income statement, statement of cash flows and statement of shareholders equity for such quarter and a consolidated balance sheet for each Group Company as of the end of such quarter, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes);

(d)            as soon as practicable, if and when requested by a Major Investor as of the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the shares of Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for shares of Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company; and

(e)            copies of all documents or other information sent to all other Shareholders.

(f)            Not less than thirty (30) days prior to the end of each fiscal year of the Company, a comprehensive draft of operating budget for the immediate following fiscal year, forecasting the Company’s revenues, expenses, and cash position on a quarter-by-quarter basis (the “Annual Budget”) shall be submitted by the Company to the Board for consideration by the Board of the Company.

8.2            Inspection. The Company shall permit each Shareholder that is a Major Investor, and such Shareholder’s representatives, at such Shareholder’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by such Shareholder with reasonable prior written notice (the “Inspection Rights”); provided, however, that (a) each Shareholder exercising its Inspection Rights pursuant to this Section 8.2 shall be bound by the confidentiality obligations in Section 12.4 with respect thereto and (b) the Company shall not be obligated pursuant to this Section 8.2 to provide access (i) no more than twice per fiscal year or (ii) to any information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. For the purpose of this Section 8.2, “Company” shall include any Group Company.

8.3            Termination. The Information Rights and the Inspection Rights shall terminate upon the consummation of a Qualified IPO or a Deemed Liquidation Event.

9.            Restrictions on Transfer

9.1            Generally. Except with respect to a Permitted Transfer (as defined herein) in accordance with Section 9.6, no Shareholder (a “Transferor” for purposes of this Section 9) shall be permitted, prior to an IPO or Sale Event of the Company (the “Transfer Restriction Period”), to Transfer all or any part of any Equity Securities of the Company now or hereafter owned or held by the Transferor and, following the expiration of the Transfer Restriction Period, only if such Transfer is made in accordance with this Section 9.

9.2            Transfer Notice. Subject to Section 9.1, if any Transferor proposes to Transfer all or any part of any Equity Securities of the Company now or hereafter owned or held by the Transferor during the Transfer Restriction Period, then the Transferor shall give the Company and each Investor written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (a) a description of the Equity Securities to be transferred (the “Offered Shares”), (b) the identity of the proposed transferee, and (c) the consideration and the material terms and conditions upon which the proposed Transfer is to be made.

9.3            Right of First Refusal.

(a)	Company Right of First Refusal.

(i)            The Company shall have an option for a period of ten (10) days from the delivery of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise such purchase option and purchase all (but not less than all) of the Offered Shares by notifying the Transferor in writing before expiration of such ten (10) day period as to whether it wishes to exercise such option. If the Company gives the Transferor notice that it desires to purchase such shares, then payment for the Offered Shares shall be made by wire transfer against delivery of the Offered Shares to be purchased at a time and place agreed upon between the parties, which time shall be no later than thirty (30) days after delivery to the Company of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the consideration to be paid for the Offered Shares has not yet been established pursuant to Section 9.3(c)(ii). If the Company fails to purchase all of the Offered Shares by exercising the option granted in this Section 9.3(a)(i) within the period provided, the remaining Offered Shares shall be subject to the options granted to the Subject Holders (as defined below) pursuant to Section 9.3(b).

(ii)            Subject to the Company’s option set forth in Section 9.3(a)(i), if at any time the Transferor proposes a Transfer, then, within five (5) days after the Company has declined or failed (within the period specified by Section 9.3(a)(i)) to purchase all, or a portion, of the Offered Shares or the Company’s option to so purchase the Offered Shares has expired, the Transferor shall give each holder of shares of Preferred Stock (collectively, the “Subject Holders”) a notice (the “Additional Transfer Notice”) that shall include all of the information and certifications required in the applicable Transfer Notice and shall additionally identify the Offered Shares that the Company has declined or failed to purchase (the “Remaining Shares”) and reference the Subject Holders’ rights of first refusal with respect to the proposed Transfer contained in this Agreement.

(b)	Subject Holders’ Right of First Refusal.

(i)            Each Subject Holder shall have an option for a period of fifteen (15) days from the delivery of the Additional Transfer Notice from the Transferor set forth in Section 9.3(a)(ii) to elect to purchase its respective pro rata share of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice. Each Subject Holder may exercise such purchase option and request to purchase all or any portion of its pro rata share of the Remaining Shares (a “Participating ROFR Holder”), by notifying the Transferor and the Company in writing, before expiration of the fifteen (15)-day period as to the number of such shares that it wishes to purchase (the “Participating Holder Notice”). Each Subject Holder’s pro rata share of the Remaining Shares shall be a fraction of the Remaining Shares, the numerator of which shall be the number of shares of Common Stock (including, without limitation, shares of Common Stock issuable upon conversion of shares of Preferred Stock) owned by such Subject Holder on the date of the Transfer Notice and denominator of which shall be the total number of shares of Common Stock (including, without limitation, shares of Common Stock issuable upon conversion of Preferred Stock) held by all Subject Holders on the date of the Transfer Notice.

(ii)            In the event any Subject Holder elects not to purchase its pro rata share of the Remaining Shares available pursuant to its option under Section 9.3(b)(i) within the time period set forth therein, then the Transferor shall promptly give written notice (the “Overallotment Notice”) to each Subject Holder that has elected to purchase all of its pro rata share of the Remaining Shares (each a “Fully Participating Holder”), which notice shall set forth the number of Remaining Shares not requested to be purchased by the other Subject Holders (“Unsubscribed Shares”), and shall offer the Fully Participating Holders the right to acquire the Unsubscribed Shares. Each Fully Participating Holder shall have five (5) days after delivery of the Overallotment Notice to deliver a written notice to the Transferor (the “Participating Holder Overallotment Notice”) of its intention to purchase its pro rata share of the Unsubscribed Shares on the same terms and conditions as set forth in the Additional Transfer Notice, which such Participating Holders Overallotment Notice shall also indicate the maximum number of the Unsubscribed Shares that such Fully Participating Holder will purchase in the event that any other Fully Participating Holder elects not to purchase its pro rata share of the Unsubscribed Shares. For the purposes of determining a Fully Participating Holder’s pro rata share of the Unsubscribed Shares under this Section 9.3(b)(ii), the numerator shall be the number of shares of Common Stock (including, without limitation, shares of Common Stock issuable upon conversion of Preferred Stock) owned by such Subject Holder on the date of the Transfer Notice and the denominator shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by all Fully Participating Holders on the date of the Transfer Notice. The Transferor shall only be required to sell the Remaining Shares to the Participating ROFR Holders if, taking into account the notices under Section 9.3(b)(i) and this Section 9.3(b)(ii), all such Remaining Shares have been requested to be purchased and all of the Remaining Shares would be sold thereby.

(c)	Payment.

(i)            The Participating ROFR Holders shall effect the purchase of the Remaining Shares with payment by check or wire transfer against delivery of the Remaining Shares to be purchased at a time and place agreed upon between the parties, which time shall be no later than sixty (60) days after delivery to the Company of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the consideration to be paid for the Offered Shares has not yet been established pursuant to Section 9.3(c)(ii).

(ii)            Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in a form of consideration other than cash or evidence of indebtedness, the Company (and the Participating ROFR Holders) shall have the right to pay such purchase price in an amount of cash equal to the fair market value of such consideration. If the Transferor and the Company (or the Participating ROFR Holders) cannot agree on such fair market value within ten (10) days after delivery to the Company of the Transfer Notice (or the delivery of the Additional Transfer Notice to the Subject Holders), the valuation shall be made by an appraiser of recognized standing selected by the Transferor and the Company (or a majority-in-interest of the Participating ROFR Holders) or, if they cannot agree on an appraiser within twenty (20) days after delivery to the Company of the Transfer Notice (or the delivery of the Additional Transfer Notice to the Holders), each shall select an appraiser of recognized standing and those appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Transferor, on the one hand, and the Company (and, to the extent there are any, the Participating ROFR Holders, on the other hand, with that half of the cost to be borne by the Company and the Participating ROFR Holders to be apportioned on a pro rata basis based on the number of shares each such party has expressed an interest in purchasing pursuant to this Section 9). If the time for the closing of the Company’s purchase or the Participating ROFR Holders’ purchase has expired but the determination of the value of the purchase price offered by the prospective transferee(s) has not been finalized, then such closing shall be held on or prior to the fifth (5th) business day after such valuation shall have been made pursuant to this Section 9.3(c)(ii).

(d)            Termination of Right of First Refusal. The rights set forth in this Section 9.3 shall terminate and be of no further force or effect upon (a) the consummation of the IPO or (b) the consummation of a Deemed Liquidation Event.

9.4            Right of Co-Sale.

(a)            If any Offered Shares are not purchased pursuant to Section 9.3 and therefore are to be Transferred in the Proposed Transfer (as defined below), each Subject Holder shall have a right, but not an obligation, to participate on a pro rata basis in any such Transfer, on the same terms and conditions as the Transferor (the “Right of Co-Sale”). Each Subject Holder may exercise its Right of Co-Sale by providing the Transferor with written notice to that effect within thirty (30) days from the later of its delivery of an Additional Transfer Notice or an Overallotment Notice (if any), and upon giving such notice such Subject Holder shall be deemed to have effectively exercised its Right of Co-Sale (each, a “Participating Co-Sale Holder”).

(b)            Each Participating Co-Sale Holder may include in the Proposed Transfer all or any part of such Participating Co-Sale Holder’s Shares obtained by multiplying (i) the aggregate number of Offered Shares to be Transferred in the Proposed Transfer by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) held by such Participating Co-Sale Holder on the date of the Transfer Notice and the denominator of which shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) held by all Participating Co-Sale Holders on the date of the Transfer Notice.

(c)            If any proposed transferee or transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Co-Sale Holders, or if the Parties fail to negotiate a purchase and sale agreement satisfactory to the Participating Co-Sale Holders, no Transferor may sell any Offered Shares unless and until, simultaneously with the Proposed Transfer, such Transferor purchases all securities subject to the Right of Co-Sale from such Participating Co-Sale Holder on the same terms and conditions (including the proposed transfer price) as set forth in the Transfer Notice.

(d)            In the event that the Proposed Transfer constitutes Sale Event of the Company, the terms of the purchase and sale Agreement shall provide that the aggregate consideration from such Transfer shall be allocated to the participating shareholders and the Transferor in accordance with Section 2 of Article Fourth (or any successor provision thereof) of the Certificate of Incorporation as if (A) such Transfer were a Deemed Liquidation Event, and (B) the Equity Securities sold in accordance with the purchase and sale Agreement were the only Equity Securities outstanding. In the event that a portion of the aggregate consideration payable to the participating shareholders and Transferor is placed into escrow and/or is payable only upon satisfaction of contingencies, the purchase and sale Agreement shall provide that (x) the portion of such consideration that is not placed in escrow and is not subject to contingencies (the “Initial Consideration”) shall be allocated in accordance with Section 2 of Article Fourth (or any successor provision thereof) of the Certificate of Incorporation as if the Initial Consideration were the only consideration payable in connection with such Transfer, and (y) any additional consideration which becomes payable to the participating shareholders and Transferor upon release from escrow or satisfaction of such contingencies shall be allocated in accordance with Section 2 of Article Fourth (or any successor provision thereof) of the Certificate of Incorporation after taking into account the previous payment of the Initial Consideration as part of the same Transfer.

(e)            Termination of Right of Co-Sale. The rights set forth in this Section 9.4 shall terminate and be of no further force or effect upon (a) the consummation of the IPO or (b) the consummation of a Deemed Liquidation Event.

9.5            Proposed Transfer.

(a)            Subject to the rights of first refusal set forth in this Section 9.3 and rights of co-sale set forth in Section 9.4, the Transferor shall have a period of ninety (90) days from the later of its delivery of an Additional Transfer Notice or an Overallotment Notice (if any) in which to Transfer the remaining Offered Shares to the proposed transferee identified in the Transfer Notice on terms and conditions (including the purchase price) no more favorable to the transferee than those specified in the Transfer Notice (the “Proposed Transfer”). The Transferor and, to the extent applicable, the Participating Co-Sale Holders, agree that the terms and conditions of any Proposed Transfer will be memorialized in, and governed by, a written purchase and sale agreement with the proposed transferee identified in the Transfer Notice with customary terms and provisions for such transaction. The execution and delivery of such purchase and sale agreement shall be a condition precedent to any such Proposed Transfer.

(b)            The Parties agree that, in any Transfer in accordance with this Section 9.5, each purchaser that is not party to this Agreement, prior to and as a condition to the consummation of any sale, shall execute and deliver the Deed of Adherence in accordance with Section 13.3 and such documents and other instruments assuming the obligations of such Transferor under this Agreement with respect to the Offered Shares, and the Transfer shall not be effective and shall not be recognized by any Party until such Deed of Adherence and such documents and instruments are so executed and delivered.

(c)            For the avoidance of doubt, the exercise or non-exercise of the rights of first refusal under Section 9.3 and rights of co-sale set forth in Section 9.4 with respect to any sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from or offers to the Transferor of Equity Securities or to subsequently participate in sales of Equity Securities by the Transferor hereunder.

(d)            The provisions of this Section 9.5 shall terminate and be of no further force or effect upon the consummation of a Qualified IPO or a Deemed Liquidation Event.

9.6            Permitted Transfers. Subject to the requirements of applicable Law and any other written agreement between the Company and the Investors, (i) a Transferor that is not a natural person may Transfer its Equity Securities to its Affiliates; (ii) a Transferor that is a natural person may Transfer its Equity Securities to trusts for the benefit of such Transferor or such Transferor’s parents, children or spouse, for bona fide estate planning or tax planning purposes (as applicable) (each such transferee, a “Permitted Transferee”, and each such transfer, a “Permitted Transfer”), so long as any such Permitted Transferee executes and delivers to the Company a Deed of Adherence with respect to the Equity Securities Transferred in connection with such Permitted Transfer.

9.7            Drag-Along Rights. In the event that (i) a majority of the Board and (ii) the Requisite Holders approve a Sale Event, specifying that this Section 9.7 shall apply to such transaction (such transaction, a “Drag-Along Sale”), then the Company shall notify (the “Drag-Along Notice”) each Shareholder that is a Party to this Agreement (the “Drag-Along Sellers”) and each Drag-Along Seller shall:

(a)            promptly and in no event later than forty-five (45) days after receipt of the Drag-Along Notice (or such later time as agreed by the Board and the Requisite Holders), sell and transfer its Shares and/or sell, transfer, dispose, convey or assign the assets of the Company, as applicable, pursuant to, and so as to give effect to, such Drag-Along Sale on the same terms and conditions as were agreed by the Board and the Requisite Holders pursuant to this Section 9.7;

(b)            vote all of its Shares, and cause the Director or Directors appointed by it to vote, (i) in favor of such Drag-Along Sale, (ii) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Drag-Along Sale, and (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Drag-Along Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the shareholders of the Company or Board meetings (as applicable) (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(c)            not deposit, and cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Drag-Along Sale;

(d)            not exercise any dissenters’ or appraisal rights under applicable Law with respect to such Drag-Along Sale or assert any claim or commence any suit challenging the Drag-Along Sale;

(e)            take all other action necessary or reasonably requested by the Board and the Requisite Holders in connection with the consummation of the Drag-Along Sale, including without limitation executing and delivering any share transfer or other agreements prepared in connection with such Drag-Along Sale, bearing its own and the pro-rata portion of expenses incurred by the Company in the transaction, including legal and accounting fees and expenses, making representations and warranties in connection with such Drag-Along Sale, and obtaining any consents or approvals in order to facilitate the transfer of its Shares without significant expenses and collaborating with the Company to allow it to update all relevant records and filings of the Company (including the Company’s register of members) to effect the transfer, provided, however, that any representations and warranties to be made by a Drag-Along Seller in connection with Drag-Along Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the Shareholder holds all right, title and interest in and to the Shares such Shareholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Shareholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Shareholder have been duly executed by the Shareholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Shareholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Shareholder in connection with the transaction, nor the performance of the Shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Shareholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Shareholder;

(f)            such Shareholder is not required to agree (unless such Shareholder is a Company officer or employee) to any restrictive covenant in connection with the Drag-Along Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Drag-Along Sale) or any release of claims other than a release in customary form of claims arising solely in such Shareholder’s capacity as a Shareholder of the Company;

(g)            such Shareholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective Affiliates, except that the Shareholder may be required to agree to terminate the investment-related documents between or among such Shareholder, the Company and/or other Shareholders of the Company;

(h)            the Shareholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Drag-Along Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Shareholder of any of identical representations, warranties and covenants provided by all Shareholders);

(i)            liability shall be limited to such Shareholder’s applicable share (determined based on the respective proceeds payable to each Shareholder in connection with such Drag-Along Sale in accordance with the provisions of the Certificate of Incorporation) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds the amount of consideration otherwise payable to such Shareholder in connection with such Drag-Along Sale, except with respect to claims related to fraud by such Shareholder, the liability for which need not be limited as to such Shareholder;

(j)            upon the consummation of the Drag-Along Sale (i) each holder of each class or series of the capital shares of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of shares, and if any holders of any capital shares of the Company are given a choice as to the form of consideration to be received as a result of the Drag-Along Sale, all holders of such capital shares will be given the same option, (ii) each holder of a shares of Preferred Stock will receive the same amount of consideration per share of such shares of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of shares of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless waived pursuant to the terms of the Certificate of Incorporation and as may be required by law, the aggregate consideration receivable by all holders of Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the Common Shareholders are entitled in a Deemed Liquidation Event (assuming for this purpose that the Drag-Along Sale is a Deemed Liquidation Event) in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the Drag-Along Sale; provided, however, that, notwithstanding the foregoing provisions of this Section 9.7(j), if the consideration to be paid in exchange for the Shares held by the Shareholder or Investor, as applicable, pursuant to this Section 9.7 includes any securities and due receipt thereof by any Shareholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of the Shares held by the Shareholder which would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by the Shareholder; and

(k)            No Shareholder shall be a party to any Sale Event unless (a) all holders of Preferred Stock are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Certificate of Incorporation in effect immediately prior to the Sale Event (as if such transaction(s) were a Deemed Liquidation Event), unless the holders of at least the requisite percentage required to waive treatment of the transaction(s) as a Deemed Liquidation Event pursuant to the terms of the Certificate of Incorporation, elect to allocate the consideration differently by written notice given to the Company at least 10 days prior to the effective date of any such transaction or series of related transactions.

(l)            The provisions of this Section 9.7 shall terminate and be of no further force or effect upon the consummation of a Qualified IPO or a Deemed Liquidation Event.

9.8            Legend Removal.  Subject to compliance with applicable securities laws and regulations, and any contractual restrictions entered into by the Investor (such as this Agreement, a lock-up or market standoff agreement), at the request of an Investor and at the Company’s expense, the Company will use commercially reasonable efforts to (x) promptly remove all transfer restrictions (and any legends relating thereto) that are no longer required to restrict transfers of the securities of the Company (or its successor) held by such Investor and (y) if applicable, subject to a letter agreement reasonably satisfactory to the Company and its transfer agent with respect to ongoing compliance with Rule 144 under the Securities Act of 1933, take all necessary action to cause the removal of restrictive legends restricting the sale of shares upon the expiration of the applicable holding period under Rule 144 (taking into account any predecessor shares allowing for tacking of the holding period).

10.            Election of Directors.

10.1            Board of Directors. The Company shall have, and the Parties hereto agree to cause the Company to have a Board consisting of up to nine (9) directors, with the composition of the Board determined as follows:

(a)            so long as Fairmount continues to hold at least twenty-five percent (25%) of the Common Stock (calculated on an as-converted basis) held by Fairmount immediately following the Closing, Fairmount shall have the right to designate, appoint, remove, replace and reappoint one (1) individual to the Board as the Series Seed/Series A Director, who initially shall be Tomas Kiselak;

(b)            so long as Enavate Sciences continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by Enavate Sciences immediately following the Closing, Enavate Sciences shall have the right to designate, appoint, remove, replace and reappoint one (1) individual to the Board as a Series B Director, who initially shall be Jim Boylan;

(c)            so long as Longitude continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by Longitude immediately following the Closing, Longitude shall have the right to designate, appoint, remove, replace and reappoint one (1) individual to the Board as a Series B Director, who initially shall be Patrick Enright;

(d)            so long as SR One continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by SR One immediately following the Closing, SR One shall have the right to designate, appoint, remove, replace and reappoint one (1) individual to the Board as a Series C Director, who shall initially be Jake Nunn;

(e)            so long as Delos Capital continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by Delos Capital immediately following the Closing, Delos Capital shall have the right to designate, appoint, remove, replace and reappoint one (1) individual to the Board as a Series C Director, who shall initially be Tim Xiao;

(f)            the Board shall have the right to designate, appoint, remove, replace and appoint three (3) independent directors to the Board as Common Directors by majority vote, who shall initially be John Orloff, Patricia Allen and Hongbo Lu; and

(g)            the Board shall have the right to designate, appoint, remove, replace and appoint the Chief Executive Officer to the Board as the CEO Director by majority vote, who shall initially be Leon O. Moulder.

10.2            Board Observers.

(a)            So long as Fairmount continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by Fairmount immediately following the Closing, Fairmount shall be entitled to nominate and appoint, by written notice to the Board, one (1) designee (the “Fairmount Observer”) to attend all meetings of the Board in a non-voting observer capacity.

(b)            So long as Enavate Sciences continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by Enavate Sciences immediately following the Closing, Enavate Sciences shall be entitled to nominate and appoint, by written notice to the Board, one (1) designee (the “Enavate Observer”) to attend all meetings of the Board in a non-voting observer capacity.

(c)            So long as Longitude continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by Longitude immediately following the Closing, Longitude shall be entitled to nominate and appoint, by written notice to the Board, one (1) designee (the “Longitude Observer”) to attend all meetings of the Board in a non-voting observer capacity.

(d)            So long as Quan continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by Quan immediately following the Closing, Quan shall be entitled to nominate and appoint, by written notice to the Board, one (1) designee (the “Quan Observer”) to attend all meetings of the Board in a non-voting observer capacity.

(e)            So long as SR One continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by SR One immediately following the Closing, SR One shall be entitled to nominate and appoint, by written notice to the Board, one (1) designee (the “SR One Observer”) to attend all meetings of the Board in a non-voting observer capacity.

(f)            So long as Delos Capital continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by Delos Capital immediately following the Closing, Delos Capital shall be entitled to nominate and appoint, by written notice to the Board, one (1) designee (the “Delos Capital Observer”) to attend all meetings of the Board in a non-voting observer capacity.

(g)            So long as Norwest continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by Norwest immediately following the Closing, Norwest shall be entitled to nominate and appoint, by written notice to the Board, one (1) designee (the “Norwest Observer”) to attend all meetings of the Board in a non-voting observer capacity.

(h)            So long as NEA continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by NEA immediately following the Closing, NEA shall be entitled to nominate and appoint, by written notice to the Board, one (1) designee (the “NEA Observer”) to attend all meetings of the Board in a non-voting observer capacity.

(i)            So long as Vivo Capital continues to hold at least twenty-five percent (25%) of the aggregate Common Stock (calculated on an as-converted basis) held by Vivo Capital immediately following the Closing, Vivo Capital shall be entitled to nominate and appoint, by written notice to the Board, one (1) designee (together with the Fairmount Observer, the Enavate Observer, the Longitude Observer, the Quan Observer, the SR One Observer, the Delos Capital Observer, the Norwest Observer and the NEA Observer, the “Observers”) to attend all meetings of the Board in a non-voting observer capacity.

(j)            The Observers shall be entitled to receive the information provided by the Company to the Directors in accordance with Section 10.4, provided that the Company reserves the right to withhold any information and to exclude any Observer from any meeting or portion thereof if the Company believes upon advice of counsel that access to such information or attendance at such meeting would (i) result in an adverse effect to the attorney-client privilege between the Company and its counsel or (ii) result in disclosure of trade secrets or a conflict of interest. Any information provided by the Company to the Observers shall be Confidential Information and the appointing Shareholder shall procure that such Observer shall treat any information provided by the Company in confidence and trust and to act in a fiduciary manner with respect to all information provided by the Company.

10.3            Voting Agreements.

(a)            With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at nine (9) Directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 10.1, and (iii) against any nominees not designated pursuant to Section 10.1.

(b)            Any Director designated pursuant to Section 10.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 10.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, incapacity (such as being convicted of, or pleading guilty or nolo contendere to, any felony or crime of moral turpitude), retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the Shareholders of the Company (and given written consents in lieu thereof) in support of the foregoing.

(c)            Notwithstanding the foregoing, no holder of voting securities shall be required to participate in any voting agreement that is contrary to law, rule or regulation.

10.4            Quorum. Subject to the Certificate of Incorporation, Bylaws and applicable Laws, the business of the Company and its Subsidiaries shall be managed by or under the direction of the Board. The Board shall hold no less than one (1) board meeting during each fiscal quarter or other such frequency approved by the Qualified Board Majority. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a Qualified Board Majority. The Company shall ensure that a notice of each meeting of the Board, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting are sent to all directors and observers entitled to receiving notice of the meeting at least five (5) days before the meeting and a copy of the minutes of the meeting is sent to such persons within fourteen (14) days following the meeting.

10.5            Termination. The provisions of this Section 10 shall terminate on the consummation of a Qualified IPO or a Deemed Liquidation Event.

11.            Protective Provisions.

11.1            Acts of the Group Companies Requiring Requisite Holder Approval. Notwithstanding anything else contained herein, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Shareholder shall procure such Group Company not to, and the Shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in accordance with applicable law and in writing by the Requisite Holders in advance, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)            the increase, reduction or cancellation of any of the authorized or issued share capital of the Company or the issuance, allotment, purchase or redemption of any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants, or the granting or issuance of any options, rights or warrants or that may require the issuance of shares in the future, or the conduct of any act which has the effect of diluting or reducing the effective shareholding of the holders of shares of Preferred Stock in the Company or its effective interest in any Group Company, other than, in each case, in connection with a licensing, collaboration, research, development or other similar strategic arrangement that is duly approved by the Qualified Board Majority, provided that the aggregate number of shares issuable in connection with such licensing, collaboration, research, development or other similar strategic arrangement shall not exceed ten percent (10%) of the fully diluted capitalization of the Company;

(b)            the alteration, amendment or repeal of any provision of any Charter Document of the Company;

(c)            effecting a public offering (including the listing or de-listing) of any Equity Securities of any Group Company on any stock exchange or change in its legal status (including public to private company or vice versa), or the taking of any step towards, or appointment of any advisers in connection with a potential public offering of any Equity Securities of any Group Company (other than a Qualified IPO), or selection of the listing exchange or the underwriters in connection with a public offering, or approval of the valuation or other terms and conditions for a public offering (other than a Qualified IPO);

(d)            the consummation of any merger, recapitalization, amalgamation, spin-off, consolidation or similar transactions, or any Deemed Liquidation Event such as petition or application in any jurisdiction to adopt a scheme of arrangement, consolidation, reorganization, reclassification, split-off, spin-off, conversion, business combination or other transaction of similar nature involving any such Group Company with any Person;

(e)            the commencement of any Action (i) under any bankruptcy, insolvency or similar law seeking to have an order of relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or all or substantial part of its property, or making a general assignment for the benefit of its creditors, or admission in writing of its inability to pay its debts when they become due;

(f)            the changing of the size or composition of the Board or the board of directors of any Group Company or adopting any provision inconsistent with Article Seventh of the Certificate of Incorporation, other than changes pursuant to and in compliance with Section 10 hereof;

(g)            the making of any distribution of profits of any Group Company by way of interim or final dividend, capitalization of reserves or otherwise, or the purchasing or redeeming (or permitting any subsidiary to purchase or redeem) or paying or declaring any dividend or making any distribution on, any shares of capital stock of the Company prior to the Series C Preferred Stock other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized in accordance with the Certificate of Incorporation, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(h)            effecting, authorizing, causing or permitting a transaction or series of related transactions in which the outstanding shares of capital stock of any Group Company are exchanged for or otherwise converted into securities that are publicly listed on a securities exchange, through a merger, consolidation, share exchange, acquisition, business combination or similar transaction with a SPAC;

(i)            reclassifying, altering or amending (ii) any security of the Company that is pari passu with the Series C Preferred Stock if such reclassification, alteration or amendment would render such security senior to the Series C Preferred Stock, or (ii) any security of the Company that is junior to the Series C Preferred Stock if such reclassification, alteration or amendment would render such security senior to or pari passu with the Series C Preferred Stock;

(j)            unless the aggregate Indebtedness of the Company and its subsidiaries not included in the Approved Annual Budget following such action would not exceed $5,000,000, the creation, incurrence or assumption by any such Group Company of any Indebtedness for borrowed money or guarantees of such Indebtedness, except for trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(k)            creating, or holding capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or permitting any subsidiary to create, or issue or obligate itself to issue, any shares of any class or series of capital stock (other than in connection with a licensing, collaboration, research, development or other similar strategic arrangement that is duly approved by the Qualified Board Majority, provided that the aggregate number of shares issuable in connection with such licensing, collaboration, research, development or other similar strategic arrangement shall not exceed ten percent (10%) of the fully diluted capitalization of the Company), or selling, transferring or otherwise disposing of any capital stock of any direct or indirect subsidiary of the Company, or permitting any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

(l)            any action by such Group Company to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Shareholders of the Company in accordance with the applicable laws, and if the Shareholders vote in favor of such act but the approval of the Requisite Holders has not yet been obtained, the Requisite Holders shall have, in such vote, the voting rights equal to the aggregate voting power of all the Shareholders of the Company who voted in favor of the resolution plus one.

11.2            Acts of the Group Companies Requiring Series A Majority Holder Approval. Notwithstanding anything else contained herein, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Shareholder shall procure such Group Company not to, and the Shareholders of the Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in accordance with applicable law and in writing by the Series A Majority Holders in advance, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)            the increase, reduction or cancellation of any of the authorized or issued Series A Preferred Stock or the issuance, allotment, purchase or redemption of any shares or securities convertible into or carrying a right of subscription in respect of Series A Preferred Stock or any share warrants, or the granting or issuance of any options, rights or warrants or that may require the issuance of Series A Preferred Stock in the future; or

(b)            any action by such Group Company to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Shareholders of the Company in accordance with the applicable laws, and if the Shareholders vote in favor of such act but the approval of the Series A Majority Holders has not yet been obtained, the Series A Majority Holders shall have, in such vote, the voting rights equal to the aggregate voting power of all the Shareholders of the Company who voted in favor of the resolution plus one.

11.3         Acts of the Group Companies Requiring Requisite Board Approval. Notwithstanding anything else contained herein, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Shareholder shall permit any such Group Company to, and the Shareholders of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by at least a Qualified Board Majority:

(a)           the adoption, approval or modification of the Annual Budget (the Annual Budget as approved by the Board, the “Approved Annual Budget”);

(b)           the making of any distribution of profits of any Group Company by way of interim or final dividend, capitalization of reserves or otherwise;

(c)           the determination or alteration of the terms of any bonus or profit sharing scheme or any employee share option (including an Equity Plan) or share participation scheme of any Group Company;

(d)           the appointment, removal, or determination of the terms of appointment or the determination or modification of the compensation (including without limitation any employee share options) of, or any significant changes to the terms of the appointment of, any executive officer;

(e)           the selection, appointment or dismissal of the Auditors, or any amendment to the accounting and Tax policies previously adopted by, or any change to the fiscal or financial year of, any Group Company;

(f)            the acquisition of any investment or asset, the making of any capital expenditure, or the incurrence of any commitment, or the acquisition of any share capital or other securities of any Person, except as specifically provided for and within the dollar amounts provided in the Approved Annual Budget;

(g)           the approval of, or adjustments or modifications to the terms of, transactions involving the interest of any director, executive officer, shareholder or Related Party of any Group Company or any of their respective Affiliates and Associates, including but not limited to provision of any guarantee, indemnity or security for or in connection with any Indebtedness of liabilities of any such Person;

(h)           the entry into any derivatives contract or create, or allowing to arise or issue any pledge, Lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security), security interest, guarantee, claim, restriction, equity or encumbrances of any nature whatsoever on any of the property, undertaking, assets or rights of any Group Company;

(i)            the causing or permitting of any Group Company to dispose of assets for an amount in excess of US$1,000,000 (or its equivalent in other currencies) in respect of any single transaction or in excess of US$2,000,000 (or its equivalent in other currencies) in respect of a series of related transactions in any financial year of any Group Company unless authorized in the Approved Annual Budget;

(j)            the initiation of any Actions involving any Group Company, or the settlement, compromise or concession of the same;

(k)           the changing of the size or composition of the Board or the board of directors of any Group Company or any committee thereof other than changes pursuant to and in compliance with Section 10 hereof;

(l)            the approval of the execution, amendment or termination of (i) any contract involving payments in excess of US$1,000,000 (or its equivalent in other currencies or in-kind payment (including without limitation by issuance of Shares of the Company)) in respect of any single transaction or in excess of US$5,000,000 (or its equivalent in other currencies or in-kind payment (including without limitation by issuance of Shares of the Company)) in respect of a series of related transactions in any financial year by any Group Company; or (ii) any license agreement (other than licenses in the ordinary course of business), collaboration agreement, or other strategic partnering agreement that is material to the business of the Group Companies as a whole, in each case, unless authorized in the Approved Annual Budget;

(m)          the entry into or termination of any joint venture, partnership, profit sharing agreement or collaboration arrangement;

(n)           the disposal or dilution of any direct or indirect interest held by any Group Company in any of its Affiliates;

(o)           the cessation of the conduct of the business of the Company, or a change in the scope, nature or activities of such business;

(p)           the sale, transfer or other disposal of, or incurrence of any Lien on, any substantial part of any undertaking, goodwill or assets of any Group Company or the sale, transfer, license, charge, encumbrance or other disposal of, or incurrence of any Lien on, any trademarks, patents or other intellectual property owned by any Group Company (other than non-exclusive licenses granted in the ordinary course of business);

(q)           the amendment of any bank mandate in respect of any bank account held by any Group Company;

(r)            the approval of the audited annual financial statements of any Group Company;

(s)           the delegation of any powers of the Board to a committee or any Person;

(t)            unless the aggregate Indebtedness of the Company and its subsidiaries not included in the Approved Annual Budget following such action would not exceed $1,000,000, the creation, incurrence or assumption by any Group Company of any Indebtedness for borrowed money, except for trade facilities obtained from banks or other financial institutions in the ordinary course of business, or the guarantee of any Indebtedness, except for trade accounts of any Group Company arising in the ordinary course of business;

(u)           any transfer of cash or other assets in excess of US$1,000,000 (or its equivalent in other currencies) in respect of any single transaction or in excess of US$5,000,000 (or its equivalent in other currencies) in respect of a series of related transactions in any financial year between any such Group Companies and/or their Affiliates, unless authorized in the Approved Annual Budget (or contemplated in connection with any action or initiative covered by the Approved Annual Budget) or consistent with cash management policies approved by the Board;

(v)           the making of any loan or advance to, or the owning of any stock or other securities of, any subsidiary of the Company or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(w)          the making of any loan or advance to any person, including any employee or director of the Company, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board (if so approved prior to the Closing) or by the Qualified Board Majority (if so approved after the Closing);

(x)            any other material actions or transaction out of the ordinary course of business of the Company; or

(y)           any action by such Group Company to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

11.4        Termination. The provisions of this Section 11 shall terminate on the consummation of a Qualified IPO or a Deemed Liquidation Event.

12.           Additional Covenants.

12.1        Anti-corruption Undertakings; Compliance with Law.

(a)           Subject to Section 12.10, the Company agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants and subcontractors hired in connection with the subject matter of this Agreement (together with the Company, the “Company Representatives”) that for the performance of its obligations hereunder:

(i)            The Company Representatives shall not directly or indirectly pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything else of value, to:

(1)            any Government Official in order to influence official action;

(2)            any Person (whether or not a Government Official) (A) to influence such Person to act in breach of a duty of good faith, impartiality or trust (“Acting Improperly”), (B) to reward such Person for Acting Improperly, or (C) where such Person would be Acting Improperly by receiving the money or other thing of value; or

(3)            any other Person while knowing or having reason to know that all or any portion of the money or other thing of value will be paid, offered, promised or given to, or will otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement.

(ii)           The Company Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.

(iii)          The Company Representatives shall comply with the Anti-Corruption Laws and shall not take any action that will, or would reasonably be expected to, cause the Company (or its Affiliates) to be in violation of any such Laws.

(b)           The Company shall promptly provide each Investor who holds more than fifteen percent (15%) of the issued and outstanding Shares (on an as-converted basis) with written notice of the following events:

(iv)          Upon becoming aware of any breach or violation by any Group Company or any of their respective Affiliates of any representation, warranty or undertaking set forth in Section 12.1(a);

(v)           Upon receiving a formal notification that it is the target of a formal investigation by a Governmental Authority for any violation of any Anti-Corruption Law or upon receipt of information.

(vi)          The Shareholders shall cause the Company to, and shall cause the Company to cause each Subsidiary to comply with all Laws and with the directions of Governmental Authorities having jurisdiction over them or their business or property.

12.2         Tax Matters.

(a)            The Company shall (and shall cause each Subsidiary to), (a) comply with all applicable Tax laws and regulations in all material respects, and (b) timely and accurately file all Tax returns required to be filed and timely pay all Taxes required to be paid. The Company shall (and shall cause each Subsidiary to) use its reasonable best efforts to, conduct its activities in a manner such that (i) it is not treated for Tax purposes as resident in a country other than its country of incorporation, and (ii) no Shareholder or Group Company is required to pay Tax or file Tax returns in a country other than its country of incorporation.

(b)           The Company shall be classified as an association taxable as a corporation for U.S. federal income tax purposes and shall not make (and shall not cause to be made) any election inconsistent with such classification.

12.3        Insurance. Subject to Section 12.10, the Company will maintain for the benefit of each director, an adequate directors and officers insurance policy against liability for negligence, breach of duty and breach of trust with a reputable insurance company with coverage of no less than $5,000,000 unless approved by the Qualified Board Majority and on commercially reasonable and customary terms. Subject to Section 12.10, the Company shall indemnify and hold harmless each director, to the fullest extent permissible by Law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such director or his alternate as a result of any act, matter or thing done or omitted to be done by him or her in the course of acting as a director, as applicable, of the Company (save and except for fraud, gross negligence or willful default).

12.4        Intellectual Property. The Company shall use commercially reasonable efforts to promptly obtain and maintain all necessary patent, trademark, and copyright registrations in all relevant jurisdictions, for the protection of the Intellectual Property of the Company and the other Group Companies material to the Group Companies.

12.5        Employee Stock. Subject to Section 12.10, unless otherwise approved by the Qualified Board Majority, all employees of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted share or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, either with (A) the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months or (B) equal monthly vesting over forty-eight (48) months, and (ii) a market stand-off provision substantially similar to that in Section 6.3. Without the prior approval by the Qualified Board Majority, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 12.5. In addition, subject to Section 12.10, unless otherwise approved by the Qualified Board Majority, the Company (x) shall not offer or allow any acceleration of vesting, and (y) shall retain (and not waive) a “right of first refusal” on employee transfers until the IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted shares.

12.6        Confidentiality.

(a)            Each Party covenants and agrees that without the prior written consent from the other Parties, such Party shall (i) not divulge or communicate to any Person the existence or contents of this Agreement and other Transaction Documents, except to an Affiliate, (ii) not divulge or communicate to any Person any Confidential Information which may be within, or which may come to, its knowledge, provided, however, that such Party may disclose the Confidential Information to its current directors, officers, employees, accountants, attorneys or other professional advisors, in each case only on an as-needed basis and where such Persons are under appropriate non-disclosure obligations. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws and regulations) to disclose the existence or contents of any Transaction Document or any of the Confidential Information in contravention of the provisions of this Section12.6, such Party (the “Disclosing Party”) shall, unless prohibited by Law, provide the other Parties with prompt written notice of that fact and shall consult with the other Parties regarding such disclosure.  The Disclosing Party shall, to the extent possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.  Each Party shall use its best endeavours not to utilize any Confidential Information for any purpose that harms or is reasonably likely to harm the goodwill of the Group Companies.

(b)            The provisions of this Section 12.6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement (but not the Charter Documents) entered into by the Company and the Investors in respect of the transactions contemplated hereby, except for the confidentiality provision in the Purchase Agreement, which shall remain in full force and effect.

12.7        Expenses of Counsel. In the event of a transaction which is a Drag-Along Sale, the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the Major Investors (“Investor Counsel”), in their capacities as shareholders, shall be borne and paid by the Company. At the outset of considering any transaction which, if consummated would constitute a Drag-Along Sale, the Company shall use commercially reasonable efforts to obtain the ability to share with the Investor Counsel (and such counsel’s clients) any confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing the transaction or transactions which, individually or when aggregated, would constitute the Drag-Along Sale. Subject to this Section 12.7 and applicable confidentiality obligations, the Company shall promptly share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s Board and/or Requisite Holders, provided that, in the event that applicable confidentiality obligations and/or one (1) or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense (or common interest) agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement, as determined in its reasonable discretion, and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel. In the event that either the Investor Counsel and/or the Company’s counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense (or common interest) agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, and the Major Investors shall, and shall direct the Investor Counsel to, execute and deliver such an agreement in form and substance reasonably acceptable to Investor Counsel and the Company’s counsel.

12.8        Board Matters. The Company shall reimburse the nonemployee directors and Board observers for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board. Each non-employee director shall be entitled in such person’s discretion to be a member of each committee of the Board, as applicable, unless the sole purpose of the committee is to consider a matter where such non-employee director has a conflict of interest, as reasonably determined by the Board of Directors, or such non-employee director has otherwise recused himself or herself from such committee.

12.9        Right to Conduct Activities. The Company hereby agrees and acknowledges that each of the Investors (together with their Affiliates) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict the Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, each of the Investors (and their Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investor (or its Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of the Investors (or their Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

12.10     Fiduciary Duties. To the extent qualified by this Section 12.10, the Company’s obligations in Sections 12.1, 12.3 and 12.5 shall not be applicable to the extent (and only to the extent) that the Board of Directors determine in good faith that compliance would be inconsistent with the exercise of Board’s exercise of its fiduciary duties.

12.11      Termination. The provisions of Section 12 shall terminate on the consummation of a Qualified IPO or a Deemed Liquidation Event.

13.           Miscellaneous.

13.1        Termination. This Agreement shall terminate upon mutual written consent of the Parties hereto; provided, that this Agreement shall terminate with respect to each Investor once such Investor ceases to be a Shareholder of the Company. Upon termination of this Agreement, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 2 through 6 and this Section 13). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination; provided, that each Investor shall cease to have any obligations or liabilities once such Investor ceases to be a Shareholder of the Company.

13.2        Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

13.3        Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns, but shall not otherwise be for the benefit of any third party. Subject to the terms and conditions of this Agreement, each Shareholder may transfer all or part of the Equity Securities of the Company held by such Shareholder to any third party and assign any of its respective rights, interests, or obligations hereunder together with the transfer of such Equity Securities. Each transferee or assignee of such Equity Securities shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer or assignment, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering a Deed of Adherence substantially in the form attached hereto as Exhibit A (a “Deed of Adherence”). Upon the execution and delivery of a Deed of Adherence by any transferee or assignee, such transferee or assignee shall be deemed to be a party hereto as if such transferee’s or assignee’s signature appeared on the signature page of this Agreement. The Company shall not permit the transfer or assignment of any Equity Securities of the Company subject to this Agreement on its books or issue a new certificate or instrument representing any of the Company’s Equity Securities unless and until the transferee or assignee shall have complied with the terms of this Section 13.3. Except as provided in the preceding sentence and in Section 13.8, this Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned without the mutual written consent of the Company and the Requisite Holders except as expressly provided herein.

13.4        Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the Laws of Delaware applicable to agreements executed and to be performed solely within such state excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

13.5        Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in New York, NY, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of New York or any court of the State of New York having subject matter jurisdiction.

13.6        Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule IV (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (a) delivery (or when delivery is refused) and (b) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

13.7        Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

13.8        Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Certificate of Incorporation, or elsewhere, as the case may be.

13.9        Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

13.10     Amendments and Waivers. Any provision in this Agreement may be amended or waived, only by the written consent of (a) the Company and (b) the Requisite Holders. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any holder of Preferred Stock without the written consent of such holder of Preferred Stock unless such amendment, modification, termination or waiver applies to all holders of Preferred Stock in the same fashion; (ii) the definition of “Major Investor” (or any equivalent term) in this Agreement and this clause (ii) may not be amended, modified, terminated or waived without the written consent of Tellus BioVentures, LLC (“Tellus”), so long as Tellus continues to qualify as a Major Investor; (iii) the provisions of Section 10.1(a) and Section 10.2(a), the definition of “Major Investor” (or any equivalent term) in this Agreement and this clause (iii) may not be amended, modified, terminated or waived without the written consent of Fairmount, so long as Fairmount continues to qualify as a Major Investor; (iv) the provisions of Section 10.2(d), the definition of “Major Investor” (or any equivalent term) in this Agreement and this clause (iv) may not be amended, modified, terminated or waived without the written consent of Quan Capital, so long as Quan Capital continues to qualify as a Major Investor; (v) the provisions of Section 10.1(b) and Section 10.2(b), the definition of “Major Investor” (or any equivalent term) in this Agreement and this clause (v) may not be amended, modified, terminated or waived without the written consent of Enavate Sciences, so long as Enavate Sciences continues to qualify as a Major Investor; (vi) the provisions of Section 10.1(c) and Section 10.2(c), the definition of “Major Investor” (or any equivalent term) in this Agreement and this clause (vi) may not be amended, modified, terminated or waived without the written consent of Longitude, so long as Longitude continues to qualify as a Major Investor; (vii) the provisions of Section 10.1(d) and Section 10.2(e), the definition of “Major Investor” (or any equivalent term) in this Agreement and this clause (vii) may not be amended, modified, terminated or waived without the written consent of SR One, so long as SR One continues to qualify as a Major Investor; (viii) the provisions of Section 10.1(e) and Section 10.2(f), the definition of “Major Investor” (or any equivalent term) in this Agreement and this clause (viii) may not be amended, modified, terminated or waived without the written consent of Delos Capital, so long as Delos Capital continues to qualify as a Major Investor; (ix) the provisions of Section 10.2(g), the definition of “Major Investor” (or any equivalent term) in this Agreement and this clause (ix) may not be amended, modified, terminated or waived without the written consent of Norwest, so long as Norwest continues to qualify as a Major Investor; (x) the provisions of Section 10.2(h), the definition of “Major Investor” (or any equivalent term) in this Agreement and this clause (x) may not be amended, modified, terminated or waived without the written consent of NEA, so long as NEA continues to qualify as a Major Investor and (xi) any provision of this Agreement that requires consent or approval of Requisite Holders may not be amended, modified, terminated or waived without the written consent of Requisite Holders. Any amendment or waiver effected in accordance with this Section 13.10 shall be binding upon all the Parties hereto. Notwithstanding anything herein to the contrary, in the event that the rights of an Investor to purchase New Securities under Section 7 are waived with respect to a particular offering of New Securities without such Investor’s prior written consent (a “Waived Investor”) and any Investor that participated in waiving such rights actually purchases New Securities in such offering, then the Company shall grant, and hereby grants, each Waived Investor the right to purchase, in a subsequent closing of such issuance on substantially the same terms and conditions, the same percentage of its full pro rata share of such New Securities as the highest percentage of any such purchasing Investor.

13.11      Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

13.12      No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

13.13      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement. Electronic, facsimile or PDF image signatures shall be treated as original signatures, with the understanding that each Party expressly agrees that such Party shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other Party (including, without limitation, through the use of eSignature platforms such as DocuSign®).

13.14      Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) together with the other agreements and instruments referenced herein constitutes the full and entire understanding and agreement among the Parties with regard to the subject matters hereof, and supersedes all prior agreements and understandings between or among any of the Parties with respect to the subject matters hereof.

13.15      Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies (other than the Company’s Certificate of Incorporation), or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects, the Parties (other than the Company) shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

13.16      Aggregation of Shares. All Shares held or acquired by any Affiliates of an Investor shall be aggregated together for the purpose of determining the availability of any rights of such Investor under this Agreement.

13.17      Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

13.18      Future Significant Holders. The Company shall cause any future holders of Shares representing more than one percent (1%) of the Company’s issued and outstanding share capital (on a fully-diluted and as-converted basis) to enter into this Agreement and become subject to the terms and conditions hereof as a Shareholder. The Parties hereto hereby agree that such future holders shall become parties to this Agreement by executing a Deed of Adherence, without any amendment of this Agreement, or any consent or approval of any other party.

13.19      Restriction on the Use of Certain Investor Terms and Confidentiality. Without the written consent of the applicable Investor, none of the Group Companies or their shareholders (excluding such Investor) shall use the name or brand of such Investor or its Affiliates, claim itself as a partner of such Investor or its Affiliates or make any similar representations. Without the written approval of the Investors, the Group Companies and their shareholders (excluding the Investors) shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or any other Transaction Document or the Investors’ subscription of any share interest of the Company, unless otherwise permitted under the Transaction Documents.

13.20      Termination of Prior Shareholders Agreement. In consideration of the mutual covenants and promises contained herein, each of the parties to the Prior Shareholders Agreement hereby confirms and covenants with each of the other parties thereto that immediately as of the execution of this Agreement, the Prior Shareholders Agreement shall be irrevocably terminated and replaced in its entirety by this Agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ZENAS BIOPHARMA, INC. (FORMERLY ZENAS BIOPHARMA (CAYMAN) LIMITED)

By:	/s/ Leon O. Moulder, Jr.
Name:	Leon O. Moulder, Jr.
Title:	Chief Executive Officer and Director

ZENAS BIOPHARMA (HK) LIMITED

By:	/s/ Leon O. Moulder, Jr.
Name:	Leon O. Moulder, Jr.
Title:	Director

SHANGHAI ZENAS BIOTECHNOLOGY CO., LTD.

By:	/s/ Jia Hou
Name:	Jia Hou
Title:	Executive Director

ZENAS BIOPHARMA (USA) LLC

By:	/s/ Leon O. Moulder, Jr.
Name:	Leon O. Moulder, Jr.
Title:	Manager

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

AMZL, LP
By: SR One Capital SMA Partners, LP
Its: General Partner
By: SR One Capital Management, LLC
Its: General Partner

By:	/s/ Simeon George
Name:	Simeon George
Title:	Managing Member

SR ONE CAPITAL FUND II AGGREGATOR, LP
By: SR One Capital Partners II, LP, its General partner
By: SR One Capital Management, LLC, its General partner

By:	/s/ Simeon George
Name:	Simeon George
Title:	Managing Member

SR ONE CAPITAL OPPORTUNITIES FUND I, LP
By: SR One Capital Opportunities Partners I, LP
Its: General Partner
By: SR One Capital Management, LLC
Its: General Partner

By:	/s/ Simeon George
Name:	Simeon George
Title:	Managing Member

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

DELOS CAPITAL FUND III, LP
By: Delos Capital GP III, LLC, its General Partner

By:	/s/ Ting Xiao
Name:	Ting Xiao
Title:	Authorized Signatory

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

NEA 18 VENTURE GROWTH EQUITY, L.P.
By: NEA Partners 18 VGE, L.P., its general partner
By: NEA 18 VGE GP, LLC, its general partner

By:	/s/ Nicole Hatcher
Name:	Nicole Hatcher
Title:	Deputy General Counsel

NEA VENTURES 2024, L.P.

By:	/s/ Nicole Hatcher
Name:	Nicole Hatcher
Title:	Vice-President

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

NORWEST VENTURE PARTNERS XVI, LP
By: Genesis VC Partners XVI, LLC, General Partner
By: NVP Associates, LLC,
Managing Member

By:	/s/ Tiba Aynechi
Name:	Tiba Aynechi
Title:	General Partner

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ZEBRA AGGREGATOR, LP

By:	/s/ James Boylan
Name:	James Boylan
Title:	Authorized Signatory

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

LONGITUDE VENTURE PARTNERS IV, L.P.
By: Longitude Capital Partners IV, LLC
Its: General Partner

By:	/s/ Patrick Enright
Name:	Patrick Enright
Title:	Managing Member

LONGITUDE PRIME FUND, L.P.
By: Longitude Prime Partners, LLC
Its General Partner

By:	/s/ Patrick Enright
Name:	Patrick Enright
Title:	Managing Member

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

VIVO INNOVATION FUND II HOLDINGS, L.P.

By: Vivo Innovation II, LLC, General Partner

By:	/s/ Jack Nielsen
Name:	Jack Nielsen
Title:	Managing Member

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

TELLUS BIOVENTURES, LLC

By:	/s/ Leon O. Moulder, Jr.
Name:	Leon O. Moulder, Jr.
Title:	Authorized Representative

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

FAIRMOUNT HEALTHCARE FUND II LP

By: Fairmount Healthcare Fund II GP LLC, its general partner

By:	/s/ Tomas Kiselak
Name:	Tomas Kiselak
Title:	Managing Member

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

DIANTHUS THERAPEUTICS INC.

By:	/s/ Marino Garcia
Name:	Marino Garcia
Title:	Chief Executive Officer

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

VIRIDIAN THERAPEUTICS, INC.
(FORMERLY MIRAGEN THERAPEUTICS, INC.)

By:	/s/ Scott Myers
Name:	Scott Myers
Title:	Chief Executive Officer

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

/s/ Heidi Kempinski
Heidi Kempinski

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

/s/ Leon Oliver Moulder Jr.
Leon Oliver Moulder Jr.

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

/s/ Christopher Moulder
Christopher Moulder

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

/s/ Meghan Moulder
Meghan Moulder

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

/s/ Lauren Bartlett
Lauren Bartlett

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

/s/ Hua Mu
Hua Mu

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

WUXI BIOLOGICS HEALTHCARE VENTURE

By:	/s/ Kevin Huang
Name:	Kevin Huang
Title:	Authorized Representative

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

QUAN VENTURE FUND II, L.P.
By: Quan Venture Partners II, L.L.C.
Its: General Partner

By:	/s/ Marietta Wu
Name:	Marietta Wu
Title:	Managing Director

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

WELLINGTON BIOMEDICAL INNOVATION MASTER INVESTORS (CAYMAN) I L.P.
By: Wellington Management Company LLP, as investment advisor

By:	/s/ Kenneth A. Kaufman
Name:	Kenneth A. Kaufman
Title:	Vice President and Counsel

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

XENCOR, INC.

By:	/s/ Bassil Dahiyat
Name:	Bassil Dahiyat
Title:	President and Chief Executive Officer

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ROCK SPRINGS CAPITAL MASTER FUND LP
By: Rock Springs General Partner LLC, its General Partner

By:	/s/ Kris Jenner
Name:	Kris Jenner
Title:	Member

FOUR PINES MASTER FUND LP
By: Four Pines General Partner LLC, its General Partner

By:	/s/ Kris Jenner
Name:	Kris Jenner
Title:	Member

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD

By:	/s/ James H. Mannix
Name:	James H. Mannix
Title:	Chief Operating Officer

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SUPERSTRING PRIVATE OPPORTUNITIES FUND I LP

By:	/s/ Ting Guo
Name:	Ting Guo
Title:	Managing Partner

SUPERSTRING CAPITAL MASTER FUND LP

By:	/s/ Ting Guo
Name:	Ting Guo
Title:	Managing Partner

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

IDEAL TIME VENTURES LIMITED

By:	/s/ Xintong Sun
Name:	Xintong Sun
Title:	Director

PIVOTAL BIOVENTURE PARTNERS FUND II, L.P.
By: Pivotal bioVenture Partners Fund II G.P. Ltd., its general partner

By:	/s/ Peter Bisgaard
Name:	Peter Bisgaard
Title:	Managing Partner

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

AGENT CAPITAL FUND II, L.P.
By: Agent Capital Fund II GP, LLC
Its: General Partner

By:	/s/ Geeta Vemuri
Name:	Geeta Vemuri
Title:	Managing Partner

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

/s/ Keith Wilcoxen
Keith Wilcoxen

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

/s/ Stephen G. MacDonald
Stephen G. MacDonald

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

/s/ Richard Mountfield
Richard Mountfield

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

/s/ Victor Gangi
Victor Gangi

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

/s/ Shauna Quinn
Shauna Quinn

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

/s/ Wilson Slaid Jones
Wilson Slaid Jones

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Sandra Ramos-Alves
Name:	Sandra Ramos-Alves
Title:	SVP & Treasurer

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP., as attorney-in-fact for Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds

By:	/s/ Stephen Van Meter
Name:	Stephen Van Meter
Title:	Senior Vice President and Chief Compliance Officer

FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP., as attorney-in-fact for Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds

By:	/s/ Stephen Van Meter
Name:	Stephen Van Meter
Title:	Senior Vice President and Chief Compliance Officer

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ARROWMARK FUNDAMENTAL OPPORTUNITY FUND, LP
By: its Investment Adviser
ArrowMark Colorado Holdings LLC

By:	/s/ Rick Grove
Name:	Rick Grove
Title:	CCO

ARROWMARK LIFE SCIENCE FUND II, LP
By: its Investment Adviser
ArrowMark Colorado Holdings LLC

By:	/s/ Rick Grove
Name:	Rick Grove
Title:	CCO

MERIDIAN CONTRARIAN FUND
By: its Investment Adviser
ArrowMark Colorado Holdings LLC

By:	/s/ Rick Grove
Name:	Rick Grove
Title:	CCO

(Signature Page to the Zenas Fourth Amended and Restated Shareholders Agreement)

Schedule I

LIST OF COMMON SHAREHOLDERS

•	Tellus BioVentures, LLC

•	Fairmount Healthcare Fund II LP

•	Dianthus Therapeutics Inc.

•	Viridian Therapeutics, Inc. (formerly Miragen Therapeutics, Inc.)

•	Heidi Kempinski

•	Leon Oliver Moulder Jr.

•	Christopher Moulder

•	Meghan Moulder

•	Lauren Bartlett

•	Hua Mu

•	Keith Wilcoxen

•	Stephen G. MacDonald

•	Richard Mountfield

•	Victor Gangi

•	Shauna Quinn

•	Wilson Slaid Jones

Schedule I

Schedule II

LIST OF INVESTORS

Holders of Series Seed Preferred Stock

•	Tellus BioVentures, LLC

•	Fairmount Healthcare Fund II LP

Holders of Series A Preferred Stock

•	Leon O. Moulder, Jr.

•	Fairmount Healthcare Fund II LP

•	WuXi Biologics HealthCare Venture

•	Quan Venture Fund II, L.P.

•	Wellington Biomedical Innovation Master Investors (Cayman) I L.P.

•	Xencor, Inc.

Holders of Series B Preferred Stock

•	Zebra Aggregator, LP

•	Longitude Venture Partners IV, L.P.

•	Vivo Innovation Fund II Holdings, L.P.

•	Fairmount Healthcare Fund II LP

•	Agent Capital Fund II, L.P.

•	Leon O. Moulder, Jr.

•	Quan Venture Fund II, L.P.

•	Wellington Biomedical Innovation Master Investors (Cayman) I L.P.

•	Rock Springs Capital Master Fund LP

•	Four Pines Master Fund LP

•	Perceptive Life Sciences Master Fund Ltd

•	Superstring Private Opportunities Fund I LP

•	Superstring Capital Master Fund LP

Schedule II

•	Ideal Time Ventures Limited

•	Tellus Bioventures, LLC

•	Agent Capital Fund II, L.P.

•	Xencor, Inc.

Holders of Series C Preferred Stock

•	Fairmount Healthcare Fund II L.P.

•	Quan Venture Fund II, L.P.

•	Wellington Biomedical Innovation Master Investors (Cayman) I L.P.

•	Rock Springs Capital Master Fund LP

•	Four Pines Master Fund LP

•	Superstring Private Opportunities Fund I LP

•	Ideal Time Ventures Limited

•	Pivotal bioVenture Partners Fund II, L.P.

•	Zebra Aggregator, LP

•	Longitude Prime Fund, L.P.

•	Longitude Venture Partners IV, L.P.

•	Vivo Innovation Fund II Holdings, L.P.

•	SR One Capital Fund II Aggregator, LP

•	SR One Capital Opportunities Fund I, LP

•	AMZL, LP

•	Bristol-Myers Squibb Company

•	NEA 18 Venture Growth Equity, L.P.

•	NEA Ventures 2024, L.P.

•	Norwest Venture Partners XVI, LP

•	Delos Capital Fund III, LP

Schedule II

•	Federated Hermes Kaufmann Fund

•	Federated Hermes Kaufmann Small Cap Fund

•	Federated Hermes Kaufmann Fund II

•	ArrowMark Life Science Fund II, LP

•	ArrowMark Fundamental Opportunity Fund, LP

•	Meridian Contrarian Fund

Schedule II

Schedule III

CAPITALIZATION TABLE

	Common Stock	Series Seed Preferred Stock	Series A Preferred Stock	Series B Preferred Stock	Series C Preferred Stock	Fully Diluted Shares
Tellus BioVentures, LLC	[***]	[***]		[***]		[***]
Leon Oliver Moulder Jr.	[***]		[***]	[***]		[***]
Fairmount Healthcare Fund II LP	[***]	[***]	[***]	[***]	[***]	[***]
WuXi Biologics HealthCare Venture			[***]			[***]
Xencor, Inc.			[***]	[***]		[***]
Quan Venture Fund II, L.P.			[***]	[***]	[***]	[***]
Wellington Biomedical Innovation Master Investors (Cayman) I L.P.			[***]	[***]	[***]	[***]
Rock Springs Capital Master Fund LP				[***]	[***]	[***]
Four Pines Master Fund LP				[***]	[***]	[***]
Perceptive Life Sciences Master Fund Ltd				[***]		[***]
Superstring Capital Master Fund LP				[***]		[***]
Superstring Private Opportunities Fund I LP				[***]	[***]	[***]

Schedule III

Ideal Time Ventures Limited	[***]	[***]	[***]
Pivotal bioVenture Partners Fund II, L.P.		[***]	[***]
Agent Capital Fund II, L.P.	[***]		[***]
Zebra Aggregator, LP	[***]	[***]	[***]
Longitude Prime Fund, L.P.		[***]	[***]
Longitude Venture Partners IV, L.P.	[***]	[***]	[***]
Vivo Innovation Fund II Holdings, L.P.	[***]	[***]	[***]
SR One Capital Fund II Aggregator, LP		[***]	[***]
SR One Capital Opportunities Fund I, LP		[***]	[***]
AMZL, LP		[***]	[***]
Bristol-Myers Squibb Company		[***]	[***]
NEA 18 Venture Growth Equity, L.P.		[***]	[***]
NEA Ventures 2024, L.P.		[***]	[***]
Norwest Venture Partners XVI, LP		[***]	[***]

Schedule III

Delos Capital Fund III, LP					[***]	[***]
Federated Hermes Kaufmann Fund					[***]	[***]
Federated Hermes Kaufmann Small Cap Fund					[***]	[***]
Federated Hermes Kaufmann Fund II					[***]	[***]
ArrowMark Life Science Fund II, LP					[***]	[***]
ArrowMark Fundamental Opportunity Fund, LP					[***]	[***]
Meridian Contrarian Fund					[***]	[***]
Other common holders	[***]					[***]
Options and RSU's issued and outstanding						[***]
Shares available for issuance under the plan						[***]
Fully diluted shares	[***]	[***]	[***]	[***]	[***]	[***]

Schedule III

Schedule IV

ADDRESS FOR NOTICES

If to the Company and/or the Common Shareholders (other than Dianthus Therapeutics Inc.):

[***]

with a copy to:

[***]

If to Leon O. Moulder, Jr.:

[***]

If to Tellus:

[***]

with a copy to:

[***]

If to Fairmount:

[***]

If to Dianthus Therapeutics Inc.:

[***]

With a copy (via email or other delivery) to:

[***]

If to WuXi:

[***]

If to Quan Venture Fund II, L.P.:

[***]

If to Wellington:

[***]

with a copy (which shall not constitute notice) to:

[***]

Schedule IV

If to Xencor, Inc.:

[***]

With copies to (which shall not constitute notice):

[***]

If to Enavate Sciences:

[***]

If to Longitude:

[***]

with a copy to:

[***]

If to Vivo Capital:

[***]

If to Rock Springs Capital Master Fund LP and Four Pines Master Fund LP:

[***]

If to Perceptive Life Sciences Master Fund Ltd:

[***]

If to Superstring Private Opportunities Fund I LP and Superstring Capital Master Fund LP:

[***]

If to Ideal Time Ventures Limited and Pivotal bioVenture Partners Fund II, L.P.:

[***]

If to Agent Capital Fund II, L.P.:

[***]

If to SR One:

[***]

Schedule IV

If to NEA:

[***]

If to Norwest:

[***]

If to Delos Capital:

[***]

If to Federated Hermes Kaufmann Fund, Federated Hermes Kaufmann Small Cap Fund and Federated Hermes Kaufmann Fund II:

[***]

If to ArrowMark Life Science Fund II, LP, ArrowMark Fundamental Opportunity Fund, LP and Meridian Contrarian Fund:

[***]

Schedule IV

Exhibit A

FORM OF DEED OF ADHERENCE

Exhibit A

THIS DEED OF ADHERENCE is made _____________ day of ____________, 202__

BETWEEN

(1)	Zenas BioPharma, Inc., a Delaware corporation (formerly Zenas BioPharma (Cayman) Limited) (the “Company”); and

(2)	[•] (the “New Shareholder”).

The Company and the New Shareholder shall be hereinafter collectively referred to as the “Parties”.

WHEREAS:

(A)	As of May 3, 2024, the Company and certain other parties identified therein entered into a Fourth Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), attached hereto as Exhibit A.

(B)	The New Shareholder wishes to acquire an aggregate of ____________________________ [INSERT NUMBER and TYPE/CLASS OF SECURITIES] in the capital of the Company from _______________________________[INSERT NAME OF SELLER] (the “Transferor”) and in accordance with the terms and conditions of the Shareholders Agreement has agreed to enter into this Deed of Adherence (the “Deed”).

(C)	The Company is entering into this Deed on behalf of itself and as agent and trustee for all the existing Shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Interpretation. In this Deed, except as the context may otherwise require, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Shareholders Agreement.

2.	Covenant. The New Shareholder hereby covenants to the Company as agent and trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations of [the Transferor/a Shareholder] imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original party to the Shareholders Agreement since the date thereof.

3.	Enforceability. Each existing Shareholder and the Company shall be entitled to enforce the Shareholders Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of [the Transferor/a Shareholder] under the Shareholders Agreement in each case as if such New Shareholder had been an original party to the Shareholders Agreement since the date thereof.

4.	Governing Law. This Deed shall be governed by and construed exclusively in accordance with the laws of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Delaware to the rights and duties of the parties hereunder.

Exhibit A

5.	Counterparts. This Deed may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures (including PDF) shall be deemed to be originals for purposes of the effectiveness of this Deed.

6.	Further Assurance. Each Party agrees to take all such further action as may be reasonably necessary to give full effect to this Deed on its terms and conditions.

7.	Headings. The headings used in this Deed are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[The remainder of this page has been left intentionally blank.]

Exhibit A

IN WITNESS whereof the Parties have executed and delivered this Deed as a deed on the day and year first hereinbefore mentioned.

Company:

Signed as a deed on behalf of

Zenas BioPharma, Inc. (formerly Zenas BioPharma (Cayman) Limited)

a Delaware corporation

by the signatory specified below, being a person who in accordance with the laws of that territory is acting under the authority of the Company

By:
Name:
Title:
Address:
Fax:

NEW SHAREHOLDER:

signed as a deed on behalf of

[•]

[a [•] organized under the laws of [•]]

by the signatory specified below, being a person who in accordance with the laws of that territory is acting under the authority of the New Shareholder

By:
Name:
Title:
Address:
Fax:

Exhibit A